First Community Bancshares, Inc.
P O Box 5909
Princeton, West Virginia  24740

December 10, 1997

Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

We are transmitting Form 8-K for First Community Bancshares,
Inc. as of
September 30, 1997 relative to the name change of FCFT, Inc.
to First
Community   Bancshares,  Inc.,  as  well  as  changing   the
corporate domicile for
First Community Bancshares, Inc. from Delaware to Nevada.

Should you require any further information, please do not hesitate to contact me.

Sincerely,



First Community Bancshares, Inc.

James L. Harrison, Sr.
President & Chief Executive Officer

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                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

Date   of   Report   (Date  of  earliest  event   reported):
September 30, 1997

     First Community Bancshares, Inc.
         (Exact name of registrant as specified in its charter)

Nevada              0-19297                  55-0694814
(State  or  other  jurisdiction     (Commission         (IRS
Employer
of        incorporation)                  File       Number)
Identification No.)

1001 Mercer Street, P.O. Box 5909, Princeton, WV  24740
(Address of principal executive offices)                (Zip
Code)

Registrant's telephone number, including area  code:   (304)
487-9000

     FCFT, Inc.
(Former name or former address, if changed since last report.)

Item 5.  Other Events

Effective  September  30, 1997, First Community  Bancshares,
Inc. ("First
Community," formerly FCFT, Inc.) changed its corporate domicile from Delaware to Nevada, primarily to take advantage of a significant savings in annual franchise taxes. At the same time, the Registrant changed its corporate name from FCFT, Inc. to First Community Bancshares, Inc. in order to reflect more accurately its position in its banking market. The changes in domicile and name were effected by means of a merger between FCFT, Inc. and First
Community, a new Nevada corporation formed for this purpose. The merger has no significance to the operations of the Registrant.

The  common stock of FCFT, Inc. was registered under Section
12(g) of the
Securities Exchange Act of 1934. Pursuant to Rule 12g-3(a) under the Act, the common stock of First Community is deemed registered under that section.

                         SIGNATURES

Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FIRST COMMUNITY BANCSHARES, INC.
           (Registrant)

Date:     November 3, 1997        /s/ James L. Harrison, Sr.
                                          James L. Harrison,
Sr., President

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